Exhibit 99.1

NeoGenomics Reports First Quarter 2025 Results
Consolidated Revenue Increased 8% to $168 million
Fort Myers, Florida (April 29, 2025) - NeoGenomics, Inc. (NASDAQ: NEO) (the “Company”), a leading provider of oncology diagnostic solutions that enable precision medicine, today announced its first-quarter results for the period ended March 31, 2025.

First Quarter 2025 Highlights As Compared To First Quarter 2024

•Consolidated revenue increased 8% to $168 million

•Net loss decreased 4% to $26 million

•Adjusted EBITDA increased 102% to positive $7 million

“Our business is off to a solid start in 2025 with our team delivering a record number of results to patients in the first quarter and improving our adjusted EBITDA by over 100% from prior year,” said Tony Zook, CEO of NeoGenomics. “We expect to continue to accelerate growth as we expand our portfolio with upcoming product launches, win on customer experience and capitalize on our world-class sales force, supporting our mission to improve patient care.”
First-Quarter Results
Consolidated revenue for the first quarter of 2025 was $168 million, an increase of 8% over the same period in 2024 primarily due to higher volume partially offset by lower non-clinical revenue. Average revenue per clinical test (“revenue per test”) increased by 3% to $459. This increase reflects higher value tests, including NGS, and strategic reimbursement initiatives.
Consolidated gross profit for the first quarter of 2025 was $73 million, an increase of 12% compared to the first quarter of 2024. This increase was primarily due to an increase in revenue partially offset by higher compensation and benefit costs and an increase in supplies expense. Consolidated gross profit margin, including amortization of acquired intangible assets and stock-based compensation expense, was 44%. Adjusted Gross Profit Margin(1), excluding amortization of acquired intangible assets and stock-based compensation expense, was 47%.
Operating expenses for the first quarter of 2025 were $101 million, an increase of $5 million, or 5%, compared to the first quarter of 2024. Operating expenses included higher compensation and benefit costs as well as an increase in software and technology costs. These increases were partially offset by a decrease in restructuring activities due to the completion of restructuring activities in the fourth quarter of 2024 and a decrease in facilities related costs.
Net loss for the quarter decreased $1 million, or 4%, to $26 million compared to net loss of $27 million for the first quarter of 2024.
Adjusted EBITDA(1) increased $4 million, or 102%, to positive $7 million compared to positive $3 million in the first quarter of 2024. Adjusted Net Loss(1) was $0.5 million compared to Adjusted Net Loss(1) of $3 million in the first quarter of 2024.
Cash and cash equivalents and marketable securities totaled $358 million at quarter end.

NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

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2025 Financial Guidance(2)
The Company revised its full-year 2025 guidance(2), as initially issued on January 15, 2025 (in millions) to reflect the inclusion of $12 million to $14 million of revenue related to the acquisition of Pathline, LLC.

	FY 2024	Initial FY 2025 Guidance		Revised FY 2025 Guidance(2)		YOY % Change from FY 2024
(in millions)	Actual	Low	High	Low	High	Low	High
Consolidated revenue	$661	$735	$745	$747	$759	13%	15%
Net loss	$(79)	$(85)	$(76)	$(85)	$(77)	(8)%	3%
Adjusted EBITDA	$40	$55	$58	$55	$58	38%	45%
______________________________________
(1) The Company has provided adjusted financial information that has not been prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Gross Profit Margin, Adjusted Net (Loss) Income, and Adjusted Diluted EPS. Each of these measures is defined in the section of this report entitled “Use of Non-GAAP Financial Measures.” See also the tables reconciling such measures to their closest GAAP equivalent.
(2) The Company reserves the right to adjust this guidance at any time. Current and prospective investors are encouraged to perform their own due diligence before buying or selling any of the Company’s securities and are reminded that the foregoing estimates should not be construed as guarantees of future performance.
Conference Call
The Company has scheduled a webcast and conference call to discuss its first quarter 2025 results on Tuesday, April 29, 2025 at 8:30 a.m. Eastern Time. To access the live call via telephone, interested investors should dial (888) 506-0062 (domestic) or (973) 528-0011 (international) at least five minutes prior to the call. The participant access code provided for this call is 603651. The live webcast may be accessed by visiting the Investor Relations section of our website at ir.neogenomics.com. A replay of the webcast will be available shortly after the conclusion of the call and will be archived on the Company’s website.
About NeoGenomics, Inc.
NeoGenomics, Inc. is a premier cancer diagnostics company specializing in cancer genetics testing and information services. We offer one of the most comprehensive oncology-focused testing menus across the cancer continuum, serving oncologists, pathologists, hospital systems, academic centers, and pharmaceutical firms with innovative diagnostic and predictive testing to help them diagnose and treat cancer. Headquartered in Fort Myers, FL, NeoGenomics operates a network of CAP-accredited and CLIA-certified laboratories for full-service sample processing and analysis services throughout the US and a CAP-accredited full-service sample-processing laboratory in Cambridge, United Kingdom.
We routinely post information that may be important to investors on our website at https://www.neogenomics.com.
Forward Looking Statements
This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “guidance,” “plan,” “potential” and other words of similar meaning, although not all forward-looking statements include these words. These forward-looking statements address various matters, including statements regarding 2025 financial guidance. Each forward-looking statement contained in this press release is subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company's ability to identify and implement appropriate financial and operational initiatives to improve performance, to assemble and maintain an effective executive team, to continue gaining new customers, offer new types of tests, integrate its acquisitions and otherwise implement its business plans, and the risks identified under the heading "Risk Factors" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, and filed with the SEC on February 18, 2025, as well as subsequently filed Quarterly Reports on Form 10-Q and the Company's other filings with the Securities and Exchange Commission.
NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

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We caution investors not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov and on our website at www.neogenomics.com, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document (unless another date is indicated), and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Investor Contact
Kendra Sweeney
kendra.sweeney@neogenomics.com

Media Contact
Andrea Sampson
asampson@sampsonprgroup.com

NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

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NeoGenomics, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2025 (unaudited)	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$346,194	$367,012
Marketable securities, at fair value	11,886	19,832
Accounts receivable, net	151,208	150,540
Inventories	29,772	26,748
Prepaid assets	22,980	20,165
Other current assets	11,892	11,722
Total current assets	573,932	596,019
Property and equipment, net	89,603	94,103
Operating lease right-of-use assets	77,803	79,583
Intangible assets, net	331,319	339,681
Goodwill	522,766	522,766
Other assets	6,007	5,886
Total non-current assets	1,027,498	1,042,019
Total assets	$1,601,430	$1,638,038

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and other current liabilities	$75,489	$97,083
Current portion of operating lease liabilities	3,075	3,381
Current portion of convertible senior notes, net	201,131	200,777
Total current liabilities	279,695	301,241
Long-term liabilities
Operating lease liabilities	59,861	60,841
Convertible senior notes, net	340,714	340,335
Deferred income tax liabilities, net	20,970	21,510
Other long-term liabilities	11,921	11,772
Total long-term liabilities	433,466	434,458
Total liabilities	$713,161	$735,699
Stockholders’ equity
Total stockholders’ equity	$888,269	$902,339
Total liabilities and stockholders’ equity	$1,601,430	$1,638,038

NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

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NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2025	2024
NET REVENUE	168,035	156,240

COST OF REVENUE	94,789	90,771

GROSS PROFIT	73,246	65,469
Operating expenses:
General and administrative	68,207	65,797
Research and development	10,181	7,620
Sales and marketing	22,683	20,221
Restructuring charges	—	2,398
Total operating expenses	101,071	96,036
LOSS FROM OPERATIONS	(27,825)	(30,567)
Interest income	(3,721)	(4,834)
Interest expense	1,618	1,685
Other (income) expense, net	(65)	263
Loss before taxes	(25,657)	(27,681)
Income tax expense (benefit)	266	(620)
NET LOSS	$(25,923)	$(27,061)

NET LOSS PER SHARE
Basic	$(0.20)	$(0.21)
Diluted	$(0.20)	$(0.21)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	127,376	126,111
Diluted	127,376	126,111

NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

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NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(25,923)	$(27,061)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	9,366	9,905
Amortization of intangibles	8,362	8,362
Stock-based compensation	10,754	7,774
Non-cash operating lease expense	1,584	2,401
Amortization of convertible debt discount and debt issue costs	735	725
Impairment of assets	—	145
Other adjustments	37	(57)
Changes in assets and liabilities, net	(30,242)	(28,109)
Net cash used in operating activities	(25,327)	(25,915)
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from maturities of marketable securities	8,060	20,110
Purchases of property and equipment	(4,500)	(5,585)
Net cash provided by investing activities	3,560	14,525
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of equipment financing obligations	—	—
Issuance of common stock, net	949	816
Net cash provided by financing activities	949	816
Net change in cash and cash equivalents	(20,818)	(10,574)
Cash and cash equivalents, beginning of period	367,012	342,488
Cash and cash equivalents, end of period	$346,194	$331,914

NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

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Use of Non-GAAP Financial Measures
In order to provide greater transparency regarding our operating performance, the financial results and financial guidance in this press release refer to certain non-GAAP financial measures that involve adjustments to GAAP results. Non-GAAP financial measures exclude certain income and/or expense items that management believes are not directly attributable to the Company’s core operating results and/or certain items that are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance. Management believes that the presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors by facilitating the analysis of the Company’s core test-level operating results across reporting periods. These non-GAAP financial measures may also assist investors in evaluating future prospects. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the business. These non-GAAP financial measures do not replace the presentation of financial information in accordance with U.S. GAAP financial results, should not be considered measures of liquidity, and are unlikely to be comparable to non-GAAP financial measures provided by other companies.
Definitions of Non-GAAP Measures
Non-GAAP Adjusted EBITDA
“Adjusted EBITDA” is defined by NeoGenomics as net (loss) income from continuing operations before: (i) interest income, (ii) interest expense, (iii) tax (benefit) or expense, (iv) depreciation and amortization expense, (v) stock-based compensation expense, and, if applicable in a reporting period, (vi) CEO transition costs, (vii) restructuring charges, (viii) intellectual property (“IP”) litigation costs, and (ix) other significant or non-operating (income) or expenses, net.
Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
“Adjusted cost of revenue” is defined by NeoGenomics as cost of revenue before: (i) amortization of acquired intangible assets, and, if applicable in a reporting period, (ii) stock-based compensation expense.
“Adjusted gross profit” is defined by NeoGenomics as total revenue less adjusted cost of revenue.
“Adjusted gross profit margin” is defined by NeoGenomics as adjusted cost of revenue divided by total revenue.
Non-GAAP Adjusted Net (Loss) Income
“Adjusted net (loss) income” is defined by NeoGenomics as net (loss) income from continuing operations plus: (i) amortization of intangible assets, (ii) stock-based compensation expense, and, if applicable in a reporting period, (iii) CEO transition costs, (iv) restructuring charges, (v) IP litigation costs, and (vi) other significant or non-operating (income) or expenses, net. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method unless the effect of this adjustment on both the adjusted net (loss) income and weighted average diluted common shares outstanding would be anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method.
Non-GAAP Adjusted Diluted EPS
“Adjusted diluted EPS” is defined by NeoGenomics as adjusted net (loss) income divided by adjusted diluted shares outstanding. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted diluted shares outstanding will also include any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted diluted shares outstanding will exclude any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.

NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

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Reconciliation of GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Net loss (GAAP)	$(25,923)	$(27,061)
Adjustments to net loss:
Interest income	(3,721)	(4,834)
Interest expense	1,618	1,685
Income tax expense (benefit)	266	(620)
Depreciation	9,366	9,905
Amortization of intangibles	8,362	8,362
EBITDA (non-GAAP)	$(10,032)	$(12,563)
Further adjustments to EBITDA:
CEO transition costs(3)	2,193	—
Stock-based compensation expense	10,754	7,774
Restructuring charges	—	2,398
IP litigation costs(4)	2,983	4,281
Other significant expenses, net(5)	1,172	1,602
Adjusted EBITDA (non-GAAP)	$7,070	$3,492
_________________
(3) For the three months ended March 31, 2025, CEO transition costs include severance costs, executive retention costs, and executive search costs.
(4) For the three months ended March 31, 2025 and March 31, 2024, IP litigation costs include legal fees.
(5) For the three months ended March 31, 2025, other significant (income) expenses, net, includes acquisition related expenses. For the three months ended March 31, 2024, other significant (income) expenses, net, includes site closure costs, and other non-recurring items.
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Reconciliation of Segment and Consolidated GAAP Cost of Revenue, Gross Profit and Gross Profit Margin to
Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024	% Change
Consolidated:
Total revenue (GAAP)	$168,035	$156,240	7.5%

Cost of revenue (GAAP)	$94,789	$90,771	4.4%
Adjustments to cost of revenue(6)	(5,325)	(5,305)
Adjusted cost of revenue (non-GAAP)	$89,464	$85,466	4.7%

Gross profit (GAAP)	$73,246	$65,469	11.9%
Adjusted gross profit (non-GAAP )	$78,571	$70,774	11.0%

Gross profit margin (GAAP)	43.6%	41.9%
Adjusted gross profit margin (non-GAAP)	46.8%	45.3%
_______________
(6) Cost of revenue adjustments for the three months ended March 31, 2025 and 2024, includes $4.9 million of amortization of acquired intangible assets and $0.4 million of stock-based compensation.

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Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss
and GAAP EPS to Non-GAAP Adjusted EPS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Net loss (GAAP)	$(25,923)	$(27,061)
Adjustments to net loss, net of tax:
Amortization of intangibles	8,362	8,362
CEO transition costs(7)	2,193	—
Stock-based compensation expense	10,754	7,774
Restructuring charges	—	2,398
IP litigation costs(8)	2,983	4,281
Other significant expenses, net(9)	1,172	1,602
Adjusted net income/(loss) (non-GAAP)	$(459)	$(2,644)

Net loss per common share (GAAP)
Diluted EPS	$(0.20)	$(0.21)
Adjustments to diluted loss income per share:
Amortization of intangibles	0.07	0.07
CEO transition costs(7)	0.02	—
Stock-based compensation expense	0.08	0.06
Restructuring charges	—	0.02
IP litigation costs(8)	0.02	0.03
Other significant expenses, net(9)	0.01	0.01
Rounding and impact of diluted shares in adjusted diluted shares(10)	—	—
Adjusted diluted EPS (non-GAAP)	$—	$(0.02)

Weighted average shares used in computation of adjusted diluted EPS:
Diluted common shares (GAAP)	127,376	126,111
Dilutive effect of options, restricted stock, and converted shares(11)(12)	—	—
Adjusted diluted shares outstanding (non-GAAP)	127,376	126,111
_______________
(7) For the three months ended March 31, 2025, CEO transition costs include severance costs, executive retention costs, and executive search costs.
(8) For the three months ended March 31, 2025 and March 31, 2024, IP litigation costs include legal fees.
(9) For the three months ended March 31, 2025, other significant (income) expenses, net, includes acquisition related expenses. For the three months ended March 31, 2024, other significant (income) expenses, net, includes site closure costs, and other non-recurring items.
(10) This adjustment is for rounding and, in those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive or GAAP net (loss) income is positive and adjusted net (loss) income is negative, also compensates for the effects of additional diluted shares included or excluded in adjusted diluted shares outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(11) In those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.
(12) In those periods in which GAAP net (loss) income is positive and adjusted net (loss) income is negative, this adjustment excludes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.
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Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures
(in thousands, except per share amounts)
(unaudited)
GAAP net loss in 2025 will be impacted by certain charges, including: (i) expense related to the amortization of intangible assets, (ii) stock-based compensation, and (iii) other one-time expenses. These charges have been included in GAAP net loss available to stockholders and GAAP net loss per share; however, they have been removed from adjusted net loss and adjusted diluted net loss per share
The following table reconciles the Company’s 2025 outlook for net loss and EPS to the corresponding non-GAAP measures of adjusted net loss, adjusted EBITDA, and adjusted diluted EPS:

	Year Ended December 31, 2025
	Low Range	High Range
Net loss (GAAP)	$(85,000)	$(77,000)
Amortization of intangibles	34,000	34,000
Stock-based compensation expenses	47,000	44,000
Other one-time expenses	24,000	24,000
Adjusted net income (non-GAAP)	20,000	25,000
Interest and taxes	(7,000)	(7,000)
Depreciation	42,000	40,000
Adjusted EBITDA (non-GAAP)	$55,000	$58,000

Net loss per diluted share (GAAP)	$(0.66)	$(0.60)
Adjustments to net loss per diluted share:
Amortization of intangibles	0.27	0.27
Stock-based compensation expenses	0.37	0.34
Other one-time expenses	0.19	0.19
Rounding and impact of diluted shares in adjusted diluted shares(13)	(0.01)	—
Adjusted diluted EPS(13) (non-GAAP)	$0.16	$0.20

Weighted average assumed shares outstanding in 2025:
Diluted shares (GAAP)	128,000	128,000
Options, restricted stock, and converted shares not included in diluted shares(14)	—	—
Adjusted diluted shares outstanding (non-GAAP)	128,000	128,000
_________________
(13) This adjustment is for rounding and, in those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, also compensates for the effects of additional diluted shares included in adjusted diluted shares outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(14) For those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.

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Supplemental Information
Clinical(15) Tests Performed and Revenue
(unaudited)

	Three Months Ended March 31, 2025
	2025	2024	% Change
Clinical(15):
Number of tests performed	326,163	300,827	8.4%
Average revenue/test	$459	$447	2.7%
_________________
(15) Excludes non-clinical tests and revenue.

NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912